EXHIBIT 10.12a


                            AMENDMENT AND ASSIGNMENT
                      PATENT AND KNOW-HOW LICENCE AGREEMENT


         THIS AMENDMENT AND ASSIGNMENT (the "Agreement") is entered by and among Hypoguard Limited, (previously Hypoguard (UK) Limited), a company registered in England under company number 01912532, Dock Lane, Melton, Woodbridge, Suffolk, IP12 1 PE, U.K. ("Hypoguard"), and Chronimed Inc. and its wholly owned subsidiary MEDgenesis Inc., 10900 Red Circle Drive, Minnetonka, Minnesota, 55343, U.S.A. (respectively, "Chronimed" and "MEDgenesis"), effective upon the date of full execution.

         WHEREAS, Hypoguard and Chronimed are parties to a February 18, 1993 Patent and Know-How Licence (the "Licence Agreement") by which Hypoguard has licensed to Chronimed certain rights to manufacture, distribute and sell blood glucose test products, and

         WHEREAS, Chronimed has restructured its Diagnostic Products business unit as MEDgenesis, with the intention that MEDgenesis will become an independent, publicly traded company bearing all of the rights and responsibilities of Chronimed's Diagnostic Products business, and

         WHEREAS, Chronimed has requested that Hypoguard consent to Chronimed's assignment of the Licence Agreement to MEDgenesis, and Hypoguard has consented to such assignment,

         THEREFORE, the parties agree as follows:

         1. Certain words or phrases in this Agreement, when capitalized, shall have the same meaning as defined and when capitalized in the Licence Agreement.

         2. Chronimed hereby assigns all its rights, liabilities and interests under the Licence Agreement to MEDgenesis. MEDgenesis accepts and assumes all such rights, liabilities and interests. Effective with this Agreement, MEDgenesis shall be the Licensee under the Licence Agreement and shall fully indemnify and hold Chronimed harmless from any and all liabilities arising under the Licence Agreement, past, present or future.

         3. Hypoguard consents to Chronimed's assignment to MEDgenesis and accepts MEDgenesis as Licensee under the Licence Agreement. Hypoguard fully releases Chronimed from any and all liabilities or claims under the Licence Agreement or Chronimed's performance thereof, and agrees to substitute and look to MEDgenesis only in pursuit of any such liabilities, claims or related remedies. Except as stated in Section


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5, the parties agree that Hypoguard's release of Chronimed and substitution of
MEDgenesis shall cause no waiver of any claim or right on behalf of Hypoguard, known or unknown, asserted or unasserted, past, present, or future, except only as to the substitution of parties as stated herein.

         4. Upon full execution of this Agreement, Chronimed and MEDgenesis shall pay to Hypoguard, by wire transfer of immediately available funds, the sum of Four Hundred Seventy-five Thousand Dollars ($475,000.00).

         5. Hypoguard hereby agrees to discontinue its current action pending in the English High Court against Chronimed, entitled Hypoguard Limited v. Chronimed Inc., Commercial Court 2000/Claim No. 737, with each party to bear its own costs. Hypoguard shall promptly take all appropriate steps to discontinue the action. Hypoguard shall draw up and Chronimed shall sign any necessary Consent Orders to effect the discontinuance of the action on the terms of this
Section 5.

         6. The parties further agree that the Licence Agreement is amended as follows:

         A. Hypoguard shall have the right, notwithstanding the provisions of Clause 5 of the Licence Agreement, which otherwise remain in full force and effect, either itself or through licensees, to manufacture, market, distribute and sell or otherwise deal in Products in the Territory outside the United States (and any US territories wherever located), without royalty or fee to the Licensee.

         B. Subject to the requirements of Section 6.C., Hypoguard shall have the right, notwithstanding the provisions of Clause 5 of the Licence Agreement, which otherwise remain in full force and effect, to manufacture, market, distribute and sell or otherwise deal in Products in the United States (and any US territories wherever located) only under private label to markets or customers other than the long term care market, without royalty or fee to the Licensee.

         C. Hypoguard will take commercially prudent steps to ensure that its Products are not distributed or sold into the long term care market in the United States (and any US territories wherever located). Hypoguard shall not use the "Supreme" or "Select" tradenames or marks in association with Hypoguard's manufacture, marketing, distribution or sale of Products within the United States (and any US territories wherever located). All blood glucose test strip Products manufactured, marketed, distributed or sold by Hypoguard in the United States (and any US territories wherever located) shall be designed and manufactured to cause them to be functionally incompatible with MEDgenesis Supreme or Select blood glucose meters.


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         7. Except as specifically amended above, the Licence Agreement remains fully in force and effect. In the event of any inconsistency among the terms of this Agreement and the terms of the Licence Agreement, the terms of this Agreement shall prevail.

         8. The construction validity and performance of this Agreement shall be governed in all respects by English Law and the parties hereto submit to the nonexclusive jurisdiction of the English Courts.


HYPOGUARD LIMITED                       CHRONIMED INC

By: /s/ Michael Barry                   By: /s/ Henry F. Blissenbach
    -----------------                       ------------------------

Its: CFO                                Its: CEO
     ---                                     ---

Dated:   August 30, 2000                Dated:   August 30, 2000
         ---------------                         ---------------

                                        MEDGENESIS INC.

                                        By: /s/ Maurice R. Taylor II
                                            ------------------------

                                        Its: CEO
                                             ---

                                        Dated:   August 30, 2000
                                                 ---------------


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